GMAC RFC LOGO
Residential Funding Securities
a GMAC Company
as Underwriter


      Preliminary RFMSI 2001-S16


     Series:            Preliminary RFMSI 2001-S16
     Issuer:            Residential Funding Mortgage Securities, Inc.
     Product:           15 Year Fixed
     Structure:         Senior/Subordinate
     Settlement Date:   07/30/2001


     ============================================================================================================
     Certificate         Approximate    Approximate                                      Rating
     Description           Amounts      % of Pool     Variance       Price Talk          Agency
     ------------------------------------------------------------------------------------------------------------
     Senior (+/- 2%)     $ 150,700,000 98.30%           +/- 0.50%               S&P or Moody's or Fitch (2 of 3)
     ------------------------------------------------------------------------------------------------
     M-1                  $ 1,073,143   0.70%           +/- 0.15%               S&P or Fitch or Moody's
     -----------------------------------------------------------------------------------------
     M-2                   $ 536,572   0.35%            +/- 0.10%               S&P or Fitch or Moody's
     -----------------------------------------------------------------------------------------
     M-3                   $ 459,919   0.30%            +/- 0.10%               S&P or Fitch or Moody's
     -----------------------------------------------------------------------------------------
     B-1                   $ 153,306   0.10%            +/-.0.05%               S&P or Fitch or Moody's
     -----------------------------------------------------------------------------------------
     B-2                   $ 153,306   0.10%            +/-.0.05%               S&P or Fitch or Moody's
     -----------------------------------------------------------------------------------------
     B-3                   $ 229,959   0.15%            +/-.0.05%                    Unrated
     =========================================================================================

     Approximate Collateral Characteristics :

     Gross Coupon:      6.98%

     Pass-through Rate: 6.50%

     WAM:               178

     WA LTV:            64.0%

     State Concentration<35% CA

     Documentation:     85-90% Full/Alt

     Cash-out Refi:     19.5%

     Avg Balance:       $402,000

     Avg FICO:          741.0

     FICO Distribution:
           >720         74.2%
           680 - 719    16.2%
           660 - 679    4.8%
           640 - 659    3.8%
           620 - 639    1.0%
           <620         0.0%

     This information was prepared for informational purposes only. It is not an offer to buy or sell any MBS/ABS instrument. In the event of such offering, this information is deemed superseded & amended entirely by a Prospectus or Prospectus Supplement. It is not an official confirmation of terms and is based on information generally available to the public from sources believed to be reliable. No representation is made of accuracy or completeness or that any returns indicated will be achieved. Any changes to assumptions may have a material impact on returns. Past performance is not indicative of future results. The related security may only be transferred in accordance with U.S. or other relevant securities laws and according to the terms of such security. --
Residential Funding  Corporation and affiliates,  Residential Funding Securities
Corporation and RFSC International Limited.
